Exhibit 10.1

THIRD AMENDMENT
THIS THIRD AMENDMENT (this “Amendment”) dated as of March 30, 2018 to the Credit Agreement referenced below is by and among MIMEDX GROUP, INC., a Florida corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of October 12, 2015 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;
WHEREAS, the Loan Parties and the Required Lenders have agreed to certain modifications to the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments. The Credit Agreement is amended as follows:
(a)    The following new definitions are added to Section 1.01 in the proper alphabetical order to read as follows:
“Filing Compliance Date” means the first date on which the Borrower has filed with the SEC all of the following: (a) its annual audited financial statements for the fiscal year ending December 31, 2017 and (b) the quarterly financial statements for any fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ending after the effective date of the Third Amendment to this Agreement and prior to the date that is fifty days prior to the Filing Compliance Date.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

(b)    A new Section 3.08 is added to the end of Article III to read as follows:
3.08    Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
(c)    In Section 4.02 a new clause (d) is added to the end of such section to read as follows:
(d)    For any Credit Extension, the Filing Compliance Date shall have occurred.
(d)    Section 6.01(a) is amended by amending the following parenthetical in its entirety to read as follows: “(or (i) if earlier, 15 days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC), and (ii) with respect to Borrower’s annual audited financial statements for the fiscal year ending December 31, 2017, on the Filing Compliance Date)”.

(e)    Section 6.01(b) is amended by amending the following parenthetical in its entirety to read as follows: “(or, if earlier, commencing after the Filing Compliance Date, 5 days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC))”.
(f)    Section 6.02(a) is amended to add the following phrase immediately after the phrase “Sections 6.01(a) and 6.01(b)” to read as follows:
(and on the Filing Compliance Date with respect to any financial statements delivered on such date)
(g)    A new Section 6.16 is added to the end of Article VI to read as follows:
6.16    Filing Compliance Date. Cause the Filing Compliance Date to occur on or prior to August 28, 2018.
(h)    The last paragraph of Section 11.01 is amended by (i) adding “(x)” after “Notwithstanding any provisions herein to the contrary” and (ii) adding the following to the end of such paragraph: “and (y) the Administrative Agent and the Borrower may make amendments contemplated by Section 3.08”.
3.    Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment, properly executed by the Loan Parties, the Required Lenders and the Administrative Agent.
(b)    Fees and Expenses. Receipt by the Administrative Agent of all reasonable and documented fees and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of counsel to the Administrative Agent).
4.    Release. In consideration of the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, each Lender and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever arising out of or in relation to the Loans or the Credit Agreement prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.
5.    Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
6.    Reaffirmation of Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (b) no Default exists.
7.    Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this

Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.
8.    Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
9.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.
10.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.
11.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

BORROWER:            MIMEDX GROUP, INC.,
a Florida corporation

By: __________________________________
Name:
Title:

GUARANTORS:        MIMEDX, INC.,
a Florida corporation

By: __________________________________
Name:
Title:

MIMEDX PROCESSING SERVICES, LLC,
a Florida limited liability company

By: __________________________________
Name:
Title:

MIMEDX TISSUE SERVICES, LLC,
a Georgia limited liability company

By: __________________________________
Name:
Title:

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________________
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: __________________________________
Name:
Title:

SUNTRUST BANK, as a Lender

By: __________________________________
Name:
Title:

SILICON VALLEY BANK, as a Lender

By: __________________________________
Name:
Title: